Exhibit 99.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-83273, 333-60710, and 333-52980) and on Form S-3 (No. 333-42860) of U.S. Concrete, Inc., of our report dated March 16, 2006, except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of the change in the segments discussed in Note 11, as to which the date is November 14, 2006, relating to the consolidated financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
November 14, 2006